Exhibit 99.1

Contact:	Tricia J. Richardson Novavax, Inc. 240-268-2031
NOVAVAX ANNOUNCES PRICING OF $18 MILLION FINANCING OF COMMON
STOCK AND WARRANTS
ROCKVILLE, MD (July 29, 2008) - /PRNewswire-FirstCall/ — Novavax Inc. (NASDAQ: NVAX) today announced the pricing of a registered direct equity financing of $18 million by issuing common stock and warrants from its existing shelf registration. The Company has entered into subscription agreements with certain current, new institutional shareholders and affiliates of the Company to sell 6,686,650 units which are comprised of one share of common stock and a warrant to purchase 0.5 shares of common stock at a price of $2.68 per unit (or $2.8425 per unit for units sold to affiliates of the Company). The warrants, which represent the right to acquire 3,343,325 shares of common stock will be exercisable at a price of $3.62 per share and have a five year term. The Company conducted the financing without the services of a placement agent or underwriter. Net proceeds of the transaction (after expenses of the offering) to the Company are expected to be $17.6 million. The offering is expected to close on July 31, 2008, subject to customary closing conditions.
The Company intends to use the net proceeds of the offering for pre-clinical and clinical studies for its VLP-based vaccines, internal research and development programs, working capital, capital expenditures and other general corporate purposes.
This press release does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering may be made only means of a prospectus supplement and the accompanying prospectuses.
This offering is being made pursuant to an existing effective shelf registration statement and is being made directly by the Company. A prospectus supplement and the accompanying base prospectuses will be filed with the Securities and Exchange Commission and will be available on the SEC’s website at www.sec.gov.
About Novavax
Novavax, Inc. is a clinical-stage biotechnology company creating novel vaccines to address a broad range of infectious diseases worldwide using advanced proprietary virus-like particle (VLP) technology. The Company creates VLPs by genetically engineering three-dimensional, nanostructures, which incorporate immunologically important lipids and recombinant proteins. Novavax’ VLPs resemble a virus by lack the genetic material that would cause infection. Using the Company’s proprietary VLP technologies, Novavax is developing vaccines to protect against H5N1 pandemic influenza, seasonal flu and other viral diseases. The Company also utilizes a unique portable manufacturing system that allows for rapid production of vaccines requiring less infrastructure and represents a potential simpler and more efficient approach to vaccine production. Additional information about Novavax is available at www.novavax.com and in the Company’s various filings with the Securities and Exchange Commission.
Forward Looking Statements
Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding revenues, operating expenses, cash burn, and clinical developments and anticipated milestones are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Novavax cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the Company’s ability to progress any product candidates in preclinical or clinical trials; the scope, rate and progress of its preclinical studies and clinical trials and other research and development activities; the results of clinical trials; even if the data from preclinical studies or clinical trials is positive, the product may not prove to be safe and efficacious; Novavax’s pilot plant facility is subject to extensive validation and FDA inspections, which may result in delays and increased costs; the effect or outcome of the Company’s decision to sell Estrasorb®; the human capital and other costs Novavax will incur to exit the manufacturing facility; our ability to enter into future collaborations with industry partners and the terms, timing and success of any such collaboration; the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; our ability to obtain rights to technology; competition for clinical resources and patient enrollment from drug candidates in development by other companies with greater resources and visibility; our ability to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity or debt financing or otherwise; general business conditions; competition; business abilities and judgment of personnel; and the availability of qualified personnel. Further information on the factors and risks that could affect Novavax’s business, financial conditions and results of operations, is contained in Novavax’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and Novavax assumes no duty to update forward-looking statements.
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